UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2009 (October 23, 2009)

NOVO ENERGIES CORP.
(Exact name of registrant as specified in its charter)

Florida	333-63432	65-1102237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Europa Place d'Armes, 750 Côte de Place d'Armes
Suite 64, Montréal Qc H2Y 2X8
Canada
 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (514) 840-3697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2009, Novo Energies Corp., a Florida corporation (the “Company”) publically disseminated a press release announcing the resignation of its President, Andre L'Heureux, and his appointment as Chief Technical Officer.  The resignation of Andre L’Heureux was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Mr. L'Heureux has over 25 years of experience in the chemical and biotechnological sector. He will be responsible for the planning, implementation and production of our proposed operating plastics and synthetic tire depolymerization plants in Quebec, Canada.  Previously, Mr. L'Heureux was the President of Chemco Inc., a private chemical company for industrial water treatment products. Mr. L'Heureux has been a researcher in the development of polymer and biopolymer products. In 1984, he finished his studies as mechanical technologist from Limoilou College. Mr. L'Heureux continued his studies in the field of business administration at the University of Quebec.

In connection with his appointment, the Company amended its original employment agreement with Mr. L’Heureux, effective May 1, 2009 (the “Amended Agreement”).  The Amended Agreement adjusts Mr. L’Heureux’s salary to $6,500 per month effective November 1, 2009.

Also on October 23, 2009, Hakim Zahar was appointed President of the Company, effective on that date. Mr. Zahar has over 30 years of experience in the energy and environment sectors.  Working in classic mechanical engineering since the beginning of his career, Mr. Zahar has overseen the development of several new industrial plants. Since 2002, Mr. Zahar has been very active in the climate change mitigation and adaptation fields with several projects in Asian countries and around the World. Mr. Zahar is familiar with coordination, management, strengthening and delivery of demand-driven practical services to a large team of experts and companies. With experience overseeing the development of large turnkey projects, Mr. Zahar provides advice and guidance from the early steps of contracting the suppliers of raw material and for the equipments and project management as well as the operation of plants throughout the world. Mr. Zahar has worked with the World Bank, United Nations Organisations (UNDESA, UNDP and UNEP), regional development banks like AsDB and AfDB, and several International Development Agencies like CIDA, USAID, GTZ, AFD and REEEP.

Mr. Zahar served as an independent consultant from October 2008 until September 2009 working on several opportunities in the energy efficiency and renewable energy fields in Canada and abroad.  Before his work as a consultant, Mr. Zahar was a Vice-President and a Co-Shareholder of Econoler International Inc ("Econoler"). Econoler is a Canadian company specializing in the energy efficiency, renewable energy, clean energy production, Energy Service Companies (ESCOs) and Kyoto mechanisms; Energy Efficiency like Demand-side Management, Energy Audits, Financing mechanisms (EE), Funds Development and Management (EE), Incentive Energy Rate and Tariffs Design, Institutional Framework and Policies (EE), Monitoring and Targeting, Program Design, Standards and Labeling, Training (EE); Energy Service Company (ESCO) ESCO Related Projects, ESCO Start ups and Twinning, Financing Mechanisms (ESCO), Institutional Framework and Policies (ESCO), Market Studies and Business Plans, Performance Contract, Training (ESCO); Clean Development Mechanisms Corporate and National Strategies, Development of CDM and JI Projects, Methodologies, Monitoring and Verification Protocol, Support for Carbon Credit Transactions, Training (CDM); Clean Energy Production Cogeneration, District Heating, Financing Mechanisms (CEP), Funds Development and Management (CEP), Institutional Framework and Policies (CEP), Renewable energy, Training (CEP).

During his 10 years with Econoler International, Mr. Zahar designed added-value services in energy efficiency, renewable energy and climate change (mitigation and adaptation) for more than 40 countries around the World. Additionally, Mr. Zahar built National/Regional strategies and policies for the introduction of new programs and projects related to Demand-side management (DSM) and ESCO business development. Further, he oversaw all aspects of the development of these projects in his region of coverage, which included Southeast Asia, Middle East and North America.

In connection with his appointment, the Company entered into an employment agreement with Mr. Zahar, effective October 23, 2009 (the “Agreement”).  The Agreement is for an unlimited term beginning on October 23, 2009 unless terminated in accordance with its terms.  Pursuant to the Agreement, Mr. Zahar will be paid a monthly salary of $10,000, which will be reviewed at least annually by the Board of Directors of the Company and may be adjusted in accordance with the Company’s financial circumstances and needs, Mr. Zahar’s performance, and the total cash compensation paid by comparable companies to executives with comparable experience and responsibilities.  Additionally, Mr. Zahar will receive 50,000 stock options per month commencing on the effective date of the Agreement. Upon completion, commissioning and operation of the Company’s first plant, Mr. Zahar’s monthly stock options issuances shall increase to 83,333 per month.  Finally, Mr. Zahar is eligible to receive benefits and discretionary bonuses subject to the approval of the Board of Directors and Compensation Committee.

The foregoing summaries of the Amended Agreement and the Agreement are not complete and are qualified in their entirety by reference to the complete text of such documents, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The press release announcing the resignation and appointment of Mr. L’Heureux and the appointment of Mr. Zahar is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Amended Employment Agreement by and between Novo Energies Corp. and Andre L’Heureux

10.2	Employment Agreement, effective as of October 23, 2009, by and between Novo Energies Corp. and Hakim Zahar.

99.1	Press Release dated October 23, 2009 issued by Novo Energies Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVO ENERGIES CORP.
(Registrant)

Dated: November 5, 2009	By:	/S/ ANTONIO TREMINIO
Antonio Treminio
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amended Employment Agreement by and between Novo Energies Corp. and Andre L’Heureux

10.2	Employment Agreement, effective as of October 23, 2009, by and between Novo Energies Corp and Hakim Zahar.

99.1	Press Release dated October 23, 2009 issued by Novo Energies Corp.